UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 4, 2011 (October 31, 2011)

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-154750	26-3455189
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2909 Hillcroft, Suite 420 Houston, Texas
77057
(Address of principal executive offices)		(Zip Code)

(713) 467-2222
(Registrant’s telephone number, including area code)

       Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Asset Acquisition.

On October 31, 2011 Hartman Richardson Heights Properties LLC (the “Joint Venture”), a Texas limited liability company owned by Hartman Short Term Income Properties XX, Inc. (the “Company”) and Hartman Short Term Income Properties XIX, Inc. (“Hartman XIX”), distributed a note receivable by the Joint Venture from Hartman XIX to Hartman XIX.  The outstanding amount of the note receivable was $9,750,000.  The source of the proceeds loaned by the Joint Venture to Hartman XIX was loan proceeds to the Joint Venture from a bank secured by a mortgage on the Richardson Heights property.  The note receivable distributed by the Joint Venture has been recorded as a capital distribution.  Following the distribution of the note receivable from Hartman XIX, the capital account of Hartman XIX, exclusive of any allocations of partnership loss, was $16,500.  On October 31, 2011 the Company paid Hartman XIX $16,500 to complete its acquisition of 100% of the outstanding equity interest in the Joint Venture.

Hartman XIX is a REIT that is managed by affiliates of the Company’s advisor and real property manager.

On December 28, 2010 the Joint Venture acquired the Richardson Heights property for $19,150,000.  The Company initially acquired a 10% interest in the Joint Venture for $1,915,000 cash.  On April 19, 2011 the Board of Directors of Hartman Short Term Income Properties XX, Inc. (the “Company”) authorized the Company’s officers to consider a series of related transactions to acquire up to all of the limited liability company interest of Hartman XIX in the Joint Venture.

On April 20, 2011 the Company acquired an additional 15% limited liability company interest in the Joint Venture from Hartman XIX for $2,872,500 cash. On May 27, 2011 the Company acquired an additional 4% limited liability company interest in the Joint Venture from Hartman XIX for $766,000 cash.  On June 30, 2011 the Company acquired an additional 2% limited liability company interest in the Joint Venture from Hartman XIX for $383,000 cash.  On July 20, 2011 the Company acquired an additional 4% limited liability company interest in the Joint Venture from Hartman XIX for $766,000 cash.  On August 12, 2011 the Company acquired an additional 7% limited liability company interest in the Joint Venture from Hartman XIX for $1,340,500 cash.  On September 13, 2011 the Company acquired an additional 7% limited liability company interest in the Joint Venture from Hartman XIX for $1,340,500 cash.  The source of the cash used to acquire the additional interest in the Joint Venture was proceeds from the current public offering of the Company’s common shares.

For purposes of determining the value of the transaction between the parties, the respective Boards of Directors of the Company and Hartman XIX determined that the acquisition price for the property is the fair value of the property and the total value of the limited liability company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  November 4, 2011

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

By:       /s/ Louis T. Fox, III

Name:   Louis T. Fox, III

Title:     Chief Financial Officer